SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 4, 2003

Date of earliest event reported: May 30, 2003

MAINE & MARITIMES CORPORATION

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of

incorporation or organization)

333-103749

(Commission File No.)

30-0155348

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-768-5811

Maine & Maritimes Corporation

Items 1 and 5. Changes in Control of Registrant and Other Events.

MAINE PUBLIC SERVICE COMPANY SHAREHOLDERS VOTE TO APPROVE
REORGANIZATION INTO A HOLDING COMPANY, WITH THE COMPANY BECOMING A SUBSIDIARY OF MAINE & MARITIMES CORPORATION

At the Company's Annual Meeting of Shareholders, held on May 30, 2003, shareholders of Maine Public Service Company (MPS) voted to approve the Company's plan to create a holding company structure, under Maine & Maritimes Corporation. Of the shares eligible to vote, 57.07% voted "FOR" the holding company proposal, 10.19% voted "Against," 1.87% abstained and the remainder were "broker no votes." It is anticipated that the reorganization will be completed by July 1, 2003. No change in beneficial ownership results from the reorganization, which is described in more detail in the Form S-4/A of Maine & Maritimes Corporation, filed with the Commission on April 15, 2003.

Under the new holding company plan, Maine Public Service Company will become a separate subsidiary of Maine & Maritimes Corporation. Energy Atlantic, LLC, Maine Public Service Company's unregulated competitive electricity supply company will also become a subsidiary of the new holding company. Maine and New Brunswick Electrical Power Company, Limited, which is an inactive Canadian company, will remain a subsidiary of Maine Public Service Company.

Upon completion of the reorganization, shares of Maine Public Service Company common stock will be converted on the books (no exchange of certificates will be necessary) into the same number of shares of common stock of Maine & Maritimes Corporation. The shares will be traded on the American Stock Exchange under the ticker symbol MAM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: June 4, 2003

By: /s/ Larry E. LaPlante

Larry E. LaPlante, Treasurer and Clerk